AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1998
                                                     REGISTRATION NO. 333-49317
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                         Post-Effective Amendment No. 1
                                       on
                                    FORM S-3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           CULLEN/FROST BANKERS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            TEXAS                          6712                  74-1751768
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)   DENTIFICATION NO.)

                             100 WEST HOUSTON STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 220-4011
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                    ----------------------------------------
                                PHILLIP D. GREEN
                       SENIOR EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                           CULLEN/FROST BANKERS, INC.
                             100 WEST HOUSTON STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 220-4011
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:
                                 MARK J. MENTING
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE POST-EFFECTIVE AMENDMENT IN LIGHT OF MARKET CONDITIONS AND OTHER FACTORS.
         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]
         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                               PROPOSED         PROPOSED
                                                 AMOUNT         MAXIMUM          MAXIMUM
           TITLE OF EACH CLASS OF                 TO BE      FFERING PRICE      AGGREGATE           AMOUNT OF
         SECURITIES TO BE REGISTERED          REGISTERED(1) OPER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
   share(3)..................................    12,000         $48.82          $585,840              $170
-------------------------------------------------------------------------------------------------------------------

(1)   REPRESENTS  THE ESTIMATED  MAXIMUM  NUMBER OF SHARES OF COMMON STOCK,  PAR
      VALUE $0.01 PER SHARE, WHICH MAY BE SOLD BY THE SELLING SHAREHOLDER.
(2)   THE REGISTRATION FEE WAS PREVIOUSLY PAID AND,  PURSUANT TO RULE 457(F)(2),
      WAS BASED ON THE BOOK VALUE OF THE OVERTON BANCSHARES,  INC. COMMON STOCK,
      PAR VALUE  $4.00 PER SHARE,  CONVERTIBLE  INTO  SHARES OF COMMON  STOCK IN
      CONNECTION  WITH THE  MERGER OF  OVERTON  BANCSHARES,  INC.  WITH AND INTO
      CULLEN/FROST BANKERS, INC.
(3)   INCLUDES  ASSOCIATED  PREFERRED  SHARES  PURCHASE  RIGHTS.  PRIOR  TO  THE
      OCCURRENCE OF CERTAIN EVENTS,  SUCH RIGHTS WILL NOT BE EVIDENCED OR TRADED
      SEPARATELY FROM THE COMMON STOCK.
===================================================================================================================

PROSPECTUS

                                  12,000 SHARES

                                  CULLEN/FROST
                                  BANKERS, INC.

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)
                        - - - - - - - - - - - - - - - - -

         This prospectus relates to 12,000 shares (the "Shares") of common stock, $0.01 par value per share, (the "Common Stock") of Cullen/Frost Bankers, Inc. ("Cullen/Frost") beneficially owned by the stockholder named herein under "Selling Stockholder". The Selling Stockholder (as hereinafter defined) has advised Cullen/Frost that it proposes to offer the Shares, from time to time, through brokers in brokerage transactions on the New York Stock Exchange ("NYSE"), to underwriters , dealers or others in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed at market prices prevailing at the time of sale, at fixed prices which related to such prevailing market prices or at negotiated prices. Brokers, dealers and underwriters that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder , the "Securities Act"), and any discounts or commissions received by them from the Selling Stockholder and any profit on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may be deemed to be an underwriter under the Securities Act.

         Cullen/Frost will not directly receive any proceeds from the sales hereunder of the Shares but will bear certain of the expenses thereof. The Selling Stockholder plans to use the proceeds from sales hereunder to repay the principal of and accrued interest on a loan contracted in 1996 from Frost National Bank, a subsidiary of Cullen/Frost. The Selling Stockholder will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the Selling Stockholder's counsel, but Cullen/Frost will bear all other expenses in connection with the offering made hereunder.

         The Common Stock is listed on the NYSE under the symbol "CFR."

- - - - - - - - - - - - - - - - -

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        - - - - - - - - - - - - - - - - -

     THE SHARES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
              INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
                        - - - - - - - - - - - - - - - - -

                 The date of this Prospectus is August 6, 1998.

                              AVAILABLE INFORMATION


         Cullen/Frost is subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by Cullen/Frost with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and may be inspected at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, Prospectus and other information are also available from the Commission over the Internet at http://www.sec.gov. In addition, Cullen/Frost Common Stock is traded on the NYSE. Reports, the Prospectus, and other information concerning Cullen/Frost may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and the exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by Cullen/Frost with the Commission under the Securities Act. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission and reference to such portions is hereby made for further information.

         All information contained herein with respect to Cullen/Frost and its subsidiaries has been supplied by Cullen/Frost, and all information with respect to the Selling Stockholder has been supplied by the Selling Stockholder.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CULLEN/FROST OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CULLEN/FROST OR ANY OF IT SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Cullen/Frost with the Commission (File No. 0-7275) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Prospectus: Cullen/Frost's Annual Report on Form 10-K as of and for the year ended December 31, 1997, as amended by the Reports on Form 10-K/A dated April 30, 1998 and June 29, 1998, respectively (together, the "1997 Cullen/Frost 10-K"); the portions of Cullen/Frost's Proxy Statement for the Annual Meeting of Shareholders held on May 27, 1998 (the "1998 Cullen/Frost Proxy Statement") that have been incorporated by reference in the 1997 Cullen/Frost 10-K; Cullen/Frost Report on Form 10-Q as of and for the quarter ended March 31,1998; the description of Cullen/Frost Common Stock set forth in Cullen/Frost's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description; the description of preferred share purchase rights set forth in Cullen/Frost's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating any such description; and Cullen/Frost's Current Reports on Form 8-K, dated February 15, 1998, relating to the proposed merger of Overton Bancshares, Inc. ("Overton") with and into Cullen/Frost, April 21, 1998, relating to first quarter earnings of Cullen/Frost, and August 6, 1998, disclosing as a subsequent event in Cullen/Frost's financial statements for the year ended December 31, 1997 the completion on May 29, 1998 of the merger of Overton with and into Cullen/Frost (the "Merger") and related supplemental information.

         All documents filed by Cullen/Frost pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares are hereby incorporated by reference in this Prospectus and shall be deemed a part hereof from the date of filing of such document.

         Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus, or any supplement hereto.

         THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO CULLEN/FROST THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: CULLEN/FROST BANKERS, INC., 100 WEST HOUSTON STREET, SAN ANTONIO, TEXAS 78205, (210) 220-4011, ATTENTION:
INVESTOR RELATIONS.

         THIS PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF CULLEN/FROST AS WELL AS CERTAIN INFORMATION RELATING TO CULLEN/FROST'S RECENT ACQUISITION OF OVERTON, INCLUDING STATEMENTS RELATING
TO: (I) THE COST  SAVINGS  THAT WILL BE REALIZED  FROM THE OVERTON  ACQUISITION;
(II) THE IMPACT OF THE OVERTON ACQUISITION ON REVENUES, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND OTHER OPERATIONS AS PLANNED; AND (III) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE OVERTON
ACQUISITION. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD

LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING: (I) EXPECTED COST SAVINGS FROM THE OVERTON ACQUISITION CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (II) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF CULLEN/FROST AND OVERTON ARE GREATER THAN EXPECTED; (III) REVENUES FOLLOWING THE OVERTON ACQUISITION ARE LOWER THAN EXPECTED; (IV) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (v) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (vi) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN TEXAS, WHERE THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (vii) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED.


                                  CULLEN/FROST

GENERAL

         Financial and other information relating to Cullen/Frost, including information relating to Cullen/Frost directors and executive officers, is contained or incorporated in the 1997 Cullen/Frost 10-K, 1998 Cullen/Frost First Quarter 10-Q, and 1998 Current Reports on form 8-K, copies of which may be obtained from Cullen/Frost as indicated under "Available Information". See also "Incorporation Of Certain Documents By Reference".

CULLEN/FROST

         General. Cullen/Frost is a Texas corporation and a registered bank holding company within the meaning of the Bank Holding Company Act of 1956 ("the BHC Act"). Cullen/Frost's principal assets consist of the capital stock of two national banks. The larger of the banks is Frost Bank that was chartered as a national banking association in 1899.

         Currently, Cullen/Frost has 76 offices across Texas with 19 locations in San Antonio, 22 in the Houston-Galveston area, 14 in the Fort Worth/Dallas area, five in Austin, 10 in the Corpus Christi area, three in San Marcos, two in McAllen and one in New Braunfels. For the year ended December 31, 1997, Cullen/Frost reported net income of $63.5 million, or $2.75 per diluted share, as compared to net income of $55.0 million, or $2.40 per diluted share, for the year ended December 31, 1996. At December 31, 1997, Cullen/Frost had total assets, deposits and shareholders' equity of $5.2 billion, $4.5 billion and $408 million, respectively, as compared to $4.9 billion, $4.2 billion and $379 million, respectively, at December 31, 1996. The above reported results of operations and financial position do not reflect the Merger with Overton.

         On July 21, 1998, Cullen/Frost reported after-tax operating earnings for the second quarter 1998 of $21.0 million, or $.77 per diluted common share, which earnings excluded the after-tax impact of merger-related charges associated with the Merger. Including the merger-related charge, net income and diluted cash earnings per share were reported as $11.5 million and $.42, respectively.

         Cullen/Frost's principal executive offices are located at 100 West Houston Street, San Antonio, Texas 78205 (telephone:(210) 220-4011).

         Cullen/Frost's Common Stock. Cullen/Frost Common Stock began trading on the NYSE on August 14, 1997 under the symbol "CFR." Prior to that date Cullen/Frost Common Stock traded on The NASDAQ Stock Market under the symbol "CFBI".

                               RECENT DEVELOPMENTS

OVERTON BANKSHARES INC.

         On May 29, 1998, Cullen/Frost acquired Overton, a Texas corporation and a registered bank holding company conducting its operations through the 14 full service banking facilities of its banking subsidiary Overton Bank and Trust N.A. based in Tarrant and Dallas Counties, Texas. In connection with the Merger, Cullen/Frost issued 4,382,321 shares of Common Stock to holders of Overton common stock, including 92,750 shares to the Selling Stockholder of which 12,000 shares are covered by this Prospectus.


                    DESCRIPTION OF CULLEN/FROST CAPITAL STOCK

         The descriptive information below outlines certain provisions of the Cullen/Frost Articles of Incorporation (the "Cullen/Frost Articles"), the bylaws of Cullen/Frost (the "Cullen/Frost Bylaws") and the Texas Business Corporations Act (the "TBCA"). The information does not purport to be complete and is qualified in all respects by reference to the provisions of the Cullen/Frost Articles of Incorporation and the Cullen/Frost Bylaws, which are incorporated by reference as exhibits to the Registration Statement, and the TBCA. See "Available Information."

GENERAL

         Cullen/Frost's authorized capital stock consists of 90,000,000 shares of Cullen/ Frost Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 per share ("Cullen/Frost Preferred Stock"). As of July 19, 1998 there were 26,648,010 shares of Cullen/Frost Common Stock outstanding and no shares of Cullen/Frost Preferred Stock outstanding. In addition, on July 19, 1998, 2,719,541 shares of Cullen/Frost Common Stock were reserved for issuance upon conversion of notes, exercise of stock options and awards.

         Because Cullen/Frost is a holding company, the rights of Cullen/Frost to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of Cullen/Frost's shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that Cullen/Frost itself may be a creditor of that subsidiary with recognized claims. Claims on Cullen/Frost's subsidiaries by creditors other than Cullen/Frost will include substantial obligations with respect to deposit liabilities and purchased funds.

PREFERRED STOCK

         The Cullen/Frost Board is authorized to fix the preferences, limitations and relative rights of the Cullen/Frost Preferred Stock and may establish series of such Cullen/Frost Preferred Stock and determine the variations between series, and may cause Cullen/Frost to issue any such shares without the approval of the holders of Cullen/Frost Common Stock. If and when any Cullen/Frost Preferred Stock is issued, the holders of Cullen/Frost Preferred Stock may have a preference over holders of Cullen/Frost Common Stock in the payment of dividends, upon liquidation of Cullen/Frost, in respect of voting rights and in the redemption of the capital stock of Cullen/Frost.

COMMON STOCK

         Dividends. The holders of Cullen/Frost Common Stock are entitled to share ratably in dividends when and if declared by the Cullen/Frost Board from funds legally available therefor.

         Voting Rights. Each holder of Cullen/Frost Common Stock has one vote for each share held on matters presented for consideration by the shareholders.

         Classification of Board of Directors. The Cullen/Frost Board is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of Cullen/Frost are elected at each annual meeting of the shareholders of Cullen/Frost. Classification of the Cullen/Frost Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Cullen/Frost Board and thereby could impede a change in control of Cullen/Frost.

         Preemptive Rights. The holders of Cullen/Frost Common Stock have no preemptive rights to acquire any additional shares of Cullen/Frost Common Stock.

         Issuance of Stock. The Cullen/Frost Articles authorize the Cullen/Frost Board to issue authorized shares of Cullen/Frost Common Stock and Cullen/Frost Preferred Stock and any other securities without shareholder approval. However, Cullen/Frost Common Stock is listed on the NYSE, which requires shareholder approval of the issuance of additional shares of Cullen/Frost Common Stock under certain circumstances.

         Liquidation Rights. In the event of liquidation, dissolution or winding-up of Cullen/Frost, whether voluntary or involuntary, the holders of Cullen/Frost Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding Cullen/Frost Preferred Stock. Cullen/Frost Common Stock is neither redeemable nor convertible into another security of Cullen/Frost.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         The Cullen/Frost Articles do not contain provisions for amending the Cullen/Frost Articles or Cullen/Frost Bylaws. Pursuant to the TBCA, the Cullen/Frost Articles can be amended by a two-thirds vote of the Cullen/Frost Common Stock.

         Cullen/Frost's Bylaws provide that the Cullen/Frost Bylaws may be adopted, amended or repealed by a vote of a majority of the Directors or by a vote of the holders of three-fourths of the outstanding shares.


SPECIAL MEETINGS OF SHAREHOLDERS

         A special meeting of the shareholders of Cullen/Frost may be called by the holders of at least 10% of the outstanding Cullen/Frost Common Stock entitled to vote at such meeting, by the Cullen/Frost Board, or the Senior Chairman, Chairman or President of Cullen/Frost.

NUMBER OF DIRECTORS, CLASSIFIED BOARD OF DIRECTORS

         The Cullen/Frost Bylaws state that the number of directors shall consist of one or more members as determined from time to time by the Cullen/Frost Board. The Cullen/Frost Board currently has 22 directors. The
Cullen/Frost Bylaws state that, commencing with the 1996 Annual Meeting of Shareholders, the Cullen/Frost Board shall be divided into three classes to serve staggered three-year terms after the initial expiration dates of each respective class. The effect of Cullen/Frost's having a classified board of directors is that approximately only one-third of the members of the Cullen/Frost Board are elected each year; consequently, two annual meetings of Shareholders are effectively required for Cullen/Frost's shareholders to change a majority of the members of the Cullen/Frost Board.

REMOVAL OF DIRECTORS

         The Cullen/Frost Bylaws state that a director of Cullen/Frost may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding voting shares.


ADVANCE NOTICE OF DIRECTOR NOMINATIONS

         The Cullen/Frost Bylaws provide that director nominations by a shareholder must be in writing delivered to the Secretary of Cullen/Frost not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Public notice shall be deemed to have been given 70 days or more in advance of the annual meeting of shareholders if Cullen/Frost shall have previously disclosed, in the Cullen/Frost Bylaws or otherwise, that the annual meeting of shareholders in each year is to be held on a determinable date, unless and until the Cullen/Frost Board determines to hold the meeting on a different date.

LIMITATION ON DIRECTOR LIABILITY

         The Cullen/Frost Articles provide that, to the full extent permitted by law, a director of Cullen/Frost shall not be liable to Cullen/Frost or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that the Cullen/Frost Articles do not limit the liability of a director for: (i) a breach of a director's duty of loyalty to Cullen/Frost or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an action or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

INDEMNIFICATION

         The Cullen/Frost Bylaws provide that Cullen/Frost shall, to the fullest extent to which it is empowered to do so by the TBCA and any other applicable laws, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director, officer, employee or agent who may be entitled to such indemnification of such persons's good faith belief that such person has met the standard of conduct necessary for indemnification under the applicable statute, and (ii) a written undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

SHAREHOLDER PROTECTION RIGHTS PLAN

         On July 25, 1989, the Cullen/Frost Board declared a dividend of one preferred share purchase right (a "Right") for each share of Cullen/Frost Common Stock held of record at the close of business on August 1, 1989, or issued thereafter and prior to the Separation Time. The Rights were issued pursuant to a Rights Agreement, dated as of July 25, 1989, between Cullen/Frost and The Bank of New York, as rights agent (the "Original Rights Agreement"). On July 30, 1996, Cullen/Frost amended and restated the Original Rights Agreement in its entirety (the "Restated Rights Agreement") and appointed Frost Bank to replace The Bank of New York, as Rights Agent. The terms of the Rights, as so amended by the Restated Rights Agreement, are as follows:

         Each Right entitles its registered holder to purchase from Cullen/Frost, after the Separation Time, one one-hundredth of a share of Junior Participating Preferred Stock, par value $5.00 per share (the "Junior Preferred Stock"), for $100 (the "Exercise Price"), subject to adjustment. The Rights will be evidenced by the Cullen/Frost Common Stock certificates until the close of business on the earlier of the date (either, the "Separation Time") that is (i) the 10th business day (or such later date as the Cullen/Frost Board of Directors may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Restated Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, or (ii) the tenth business day (or such earlier or later date as the Cullen/Frost Board may from time to time fix by resolution adopted prior to the Flip-in Date (as hereinafter defined) that would otherwise have occurred) after the first date of public announcement by Cullen/Frost that such Person has become an Acquiring Person (the "Flip-in Date"); provided that if a tender or exchange offer referred to in clause (i) is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Cullen/Frost Common Stock pursuant thereto, such offer shall be deemed never to have been made. An Acquiring Person is any Person who is the Beneficial Owner (as defined in the Restated Rights Agreement) of 10% or more of the outstanding shares of Cullen/Frost Common Stock, provided, however, such term shall not include (i) Cullen/Frost, any wholly-owned subsidiary of Cullen/Frost or any employee stock ownership or other employee benefit plan of Cullen/Frost, (ii)
any Person who is the Beneficial Owner of 10% or more of the outstanding Cullen/Frost Common Stock as of the date of the Restated Rights Agreement or who shall become the Beneficial Owner of 10% or more of the outstanding Cullen/Frost Common Stock solely as a result of an acquisition of Cullen/Frost Common Stock by Cullen/Frost, until such time as such Person acquires additional Cullen/Frost Common Stock, other than through a dividend or stock split, (iii) any Person who becomes an Acquiring Person without any plan or intent to seek or affect control of Cullen/Frost if such Person promptly divests sufficient securities such that such 10% or greater Beneficial Ownership ceases or (iv) any Person who
Beneficially Owns as defined in the Restated Rights Agreement shares of Common Stock consisting solely of (a) shares acquired pursuant to the grant or exercise of an option granted by Cullen/Frost in connection with an agreement to merge with, or acquire, Cullen/Frost prior to a Flip-in Date, (b) shares owned by such Person and its Affiliates (as defined in the Restated Rights Agreement) and Associates (as defined in the Restated Rights Agreement) at the time of such grant, (c) shares, amounting to less than 1% of the outstanding Cullen/Frost Common Stock, acquired by Affiliates and Associates of such Person after the time of such grant or (d) shares that are held by such Person in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity, that are Beneficially Owned as defined in the Restated Rights Agreement by third Persons who are not Affiliates or Associates of such Person or acting together with such Person to hold shares, or which are held by such Person in respect of a debt previously contracted. The Restated Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Cullen/Frost Common Stock. Cullen/Frost Common Stock certificates issued prior to the Separation Time shall evidence one Right for each share of Cullen/Frost Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Restated Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Cullen/Frost Common Stock outstanding on or prior to the Record Date ("Record Date") or which bear an earlier form of legend shall also evidence one Right for each share of Cullen/Frost Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Cullen/Frost Common Stock at the Separation Time.

         The Rights will not be exercisable until the Business Day (as defined in the Restated Rights Agreement) following the Separation Time. The Rights will expire on the earlier of (i) the close of business on July 25, 1999 and (ii) the date on which the Rights are redeemed as described below (in any such case, the "Expiration Time").

         The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Cullen/Frost Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Cullen/Frost Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Cullen/Frost Common Stock.

         In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from Cullen/Frost, upon the exercise thereof in accordance with the terms of the Restated Rights Agreement, that number of shares of Cullen/Frost Common Stock having an aggregate Market Price (as defined in the Restated Rights Agreement), on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Cullen/Frost Board may, at its option, at any time after a Flip-in Date and prior to the time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Cullen/Frost Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Cullen/Frost Common Stock at an exchange ratio of one share of Cullen/Frost Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (for purposes of this section only, the "Exchange Ratio"). Immediately upon such action by the Cullen/Frost Board (the "Exchange Time") the Rights will terminate and each Right will represent only the right to receive a number of shares of Cullen/Frost Common Stock equal to the Exchange Ratio.

         Whenever Cullen/Frost shall become obligated under the preceding paragraph to issue shares of Cullen/Frost Common Stock upon exercise of or in exchange for Rights, Cullen/Frost, at its option, may substitute therefor shares of Preferred Stock, at a ratio of one one-hundredth of a share of Preferred Stock for each share of Cullen/Frost Common Stock so issuable.

         In the event that prior to the Expiration Time Cullen/Frost enters into, consummates or permits to occur a transaction or series of transactions after  the time an  Acquiring  Person  has  become  such in which,  directly  or indirectly, (i) Cullen/Frost shall consolidate or merge or participate in a binding share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time Cullen/Frost enters into an agreement with respect to such consolidation, merger or share exchange, the Acquiring Person Controls (as defined in the Restated Rights Agreement) the
Cullen/Frost Board and either (a) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Cullen/Frost Common Stock or (b) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person, (ii) Cullen/Frost shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (a) aggregating more than 50% of the assets (measured by either book value or fair market value) or (b) generating more than 50% of the operating income or cash flow, of Cullen/Frost and its subsidiaries (taken as a whole) to any other Person (other than Cullen/Frost or one or more of its wholly-owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time such sale or transfer of assets or at the time Cullen/Frost (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person

Controls the Cullen/Frost Board or (iii) any Acquiring Person shall (a) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, Cullen/Frost or any of its subsidiaries, over any period of 12 consecutive calendar months, assets (1) having an aggregate fair market value of more than $15,000,000 or (2) on terms and conditions less favorable to Cullen/Frost than Cullen/Frost would be able to obtain through arm's-length negotiations with an unaffiliated third party, (b) receive any compensation for services from Cullen/Frost or any of its subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with Cullen/Frost's (or its subsidiaries') past practices, (c) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by Cullen/Frost or any of its subsidiaries involving an aggregate principal amount in excess of $5,000,000 or an aggregate cost or transfer of benefits from Cullen/Frost or any of its subsidiaries in excess of $5,000,000 or, in any case, on terms and conditions less favorable to Cullen/Frost than Cullen/Frost would be able to obtain through arm's-length negotiations with a third party, or (d) increase by more than 1% its proportionate share of the outstanding shares of any class of equity securities or securities convertible into any class of equity securities of Cullen/Frost or any of its subsidiaries as a result of any acquisition from Cullen/Frost (with or without consideration), any reclassification of securities (including any reverse stock split), or recapitalization, of Cullen/Frost, any merger or consolidation of Cullen/Frost or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person) (a "Flip-over Transaction or Event"), Cullen/Frost shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity upon exercise thereof in accordance with the terms of the Restated Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of Cullen/Frost pursuant to the Restated Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.

The Cullen/Frost Board may, at its option, at any time prior to the close of business on the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"), as provided in the Restated Rights Agreement. Immediately upon the action of the Cullen/Frost Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of Cullen/Frost, including, without limitation, the right to vote or to receive dividends.

CHANGES IN CONTROL

Certain provisions of the Cullen/Frost Articles, the Cullen/Frost's Bylaws and applicable United States federal law may have the effect of preventing, discouraging or delaying any change in control of Cullen/Frost. The authority of the Cullen/Frost Board to issue Preferred Stock with such rights and privileges as it may deem appropriate may enable the Cullen/Frost Board to prevent a change in control despite a shift in ownership of the Cullen/Frost Common Stock. In addition, the Cullen/Frost Board's power to issue additional shares of Cullen/Frost Common Stock may help delay or deter a change in control by increasing the number of shares needed to gain control. Moreover, the classification of the Cullen/Frost Board would delay the ability of a dissatisfied shareholder or anyone who obtains a controlling interest in the Cullen/Frost Common Stock to elect its designees to a majority of the seats on the Cullen/Frost Board. In addition, a director of Cullen/Frost may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding voting shares. Such provision also may deter any change in control of Cullen/Frost.

         The Federal Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control.

     In addition, any "company" would be required to obtain the approval of the Federal Reserve under the BHC Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding shares of Cullen/Frost Common Stock, or such lesser number of shares as constitute control over Cullen/Frost.

                               SELLING STOCKHOLDER

     The Shares are being offered for the account of the selling stockholder of Cullen/Frost named below (the "Selling Stockholder"). The Selling Stockholder may offer Shares in separate transactions or in a single transaction. The Shares were issued by Cullen/Frost to the Selling Stockholder in connection with the Merger on May 29, 1998.

     The Selling Stockholder is the Overton Bancshares, Inc. Employees' Stock Ownership Plan (the "ESOP"). The ESOP was established for eligible employees of Overton and its bank subsidiary Overton Bank and Trust, N.A. effective January 1, 1995. Terms of the ESOP provided that shares of common stock of Overton would be sold to the ESOP at a price equal to fair market value. The purchase price of the shares would be paid from the proceeds of a loan which the ESOP obtained from Frost National Bank, with the loan to be repaid from subsequent contributions by Overton to the ESOP.

     In 1996, the ESOP borrowed $1,000,000 from Frost National Bank, a bank subsidiary of Cullen/Frost, (guaranteed by Overton) to purchase 25,000 shares of common stock of Overton. These shares were held in trust and were issued to Overton and Overton Bank and Trust employees' accounts in the ESOP as the loan was repaid. At May 29, 1998, 8,545 shares were allocated to employees. As a result of the merger of Overton with and into Cullen/Frost, the 25,000 shares of common stock of Overton held by the ESOP were exchanged for 92,750 shares of common stock of Cullen/Frost. The Selling Stockholder plans to sell the shares of Common Stock registered hereby to repay the principal of and accrued interest on the loan contracted in 1996. The ESOP's current trustee is Frost National Bank, as successor to the original trustee, Overton Bank and Trust.

     The Selling Stockholder does not own more than one percent of the outstanding shares of Common Stock.

     Because the Selling Stockholder may sell all or a portion of the Shares that may be offered pursuant to this Prospectus, the number of Shares that will be owned by the Selling Stockholder upon termination of this offering cannot be determined.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time directly by the Selling Stockholder in separate transactions or in a single transaction. Such sales may be made on the NYSE, or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. Alternatively , from time to time the Selling Stockholder may offer Shares through brokers, dealers or agents, including a broker-dealer subsidiary of Cullen/Frost, who may receive compensation  in the  form  of  concessions  or  commissions  from  the  Selling
Stockholder, agents and/or the purchasers for whom they may act as agent. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Stockholder and any such brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Shares by them and any associated discounts, commissions or concessions that are received may be deemed to be underwriting compensation under the Securities Act. To the extent the Selling Stockholder may be deemed to be an underwriter, the Selling Stockholder may be subject to certain statutory liabilities under the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act.

     Shares may be sold from time to time on one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the Selling Stockholder and any such dealers. The Selling Stockholder may, from time to time, authorize dealers, acting as the Selling Stockholder's agents, to solicit offers to purchase Shares upon the terms and conditions set forth in any supplemental Prospectus. Cullen/Frost is not aware of any arrangements or contacts that the Selling Stockholder has entered into to effect any such transactions in the Shares, nor is Cullen/Frost aware of which brokerage firms the Selling Stockholders may select to effect brokerage transactions.

     The Selling Stockholder and any other person participation in a sale of distribution of Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other such person.

     In order to comply with securities laws in certain jurisdictions, the Shares offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration qualification is available and is complied with.

     Cullen/Frost will not receive any part of the proceeds from the sale of the Shares. The Selling Stockholder plans to use the proceeds from sales hereunder to repay the principal of and accrued interest on a loan contracted in 1996 from Frost National Bank, a subsidiary of Cullen/Frost. See "Selling Stockholder". The Selling Stockholder will pay all applicable stock transfer taxes, brokerage commission, underwriting discounts or commission and the fees of the Selling Stockholder's counsel, and Cullen/Frost will bear all other expenses in connection with the offering and sale of the Shares, including filing fees, legal and accounting fees and expenses, printing costs, and other expenses arising out of the preparation and filing of the Registration Statement and this Prospectus. Cullen/Frost has agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of the Shares.

                                 USE OF PROCEEDS

     Cullen/Frost will not directly receive any proceeds from the sales hereunder of the Shares but will bear certain of the expenses thereof. See "Plan Of Distribution". The Selling Stockholder plans to use the proceeds from sales hereunder to repay the principal of and accrued interest on a loan contracted in 1996 from Frost National Bank, a subsidiary of Cullen/Frost. See "Selling Stockholder".


                                     EXPERT

     The  consolidated   financial   statements  of  Cullen/Frost   included  in
Cullen/Frost's current report on Form 8-K dated August 6, 1998 for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                      VALIDITY OF CULLEN/FROST COMMON STOCK

     The validity of the shares of Cullen/Frost Common Stock being offered hereby was passed upon for Cullen/Frost by Wachtell, Lipton, Rosen & Katz.

=============================================================          =============================================================


     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR  REPRESENTATIONS  MUST
NOT  BE  RELIED   UPON  AS   HAVING   BEEN   AUTHORIZED   BY
CULLEN/FROST,  BY THE  SELLING  STOCKHOLDER  OR BY ANY OTHER
PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE                                          12,000 SHARES
MADE  HEREUNDER  SHALL  UNDER  ANY  CIRCUMSTANCES  CREATE AN
IMPLICATION  THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF
CULLEN/FROST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY ANY SECURITIES  OTHER THAN THE SHARES  DESCRIBED IN THIS
PROSPECTUS OR AN OFFER TO SELL OR  SOLICITATION  OF AN OFFER
TO BUY SUCH SHARES IN ANY  CIRCUMSTANCES IN WHICH SUCH OFFER
OR SOLICITATION IS UNLAWFUL.
                                                                                               ------------------------------

                                                                                                         CULLEN/FROST

                  ----------------------                                                       ------------------------------


                                                                                               ------------------------------

                                                                                                    BANKERS, INC.
                    TABLE OF CONTENTS
                                                                                               ------------------------------
                                                        PAGE
                                                        ----

Available Information....................................  2
Incorporation of Certain Documents by
  Reference..............................................  3
Cautionary Statement Concerning
  Forward-Looking Information............................  3                                         COMMON STOCK
Cullen/Frost.............................................  4
Recent Developments......................................  5                                  (PAR VALUE $0.01 PER SHARE)
Description of Cullen/Frost Capital Stock................  5
Selling Stockholder...................................... 11
Plan of Distribution..................................... 12
Use of Proceeds.......................................... 13
Expert................................................... 14
Validity of Cullen/Frost Common Stock.................... 14




                  ----------------------











=============================================================          =============================================================

                                                      PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of all estimated  expenses in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered, none of which are payable by the Selling Stockholder.


Registration Statement filing fee        $170     Previously paid by Registrant
Legal fees and expenses                  $10,000
Accounting fees and expenses             $5,000
Printing costs                           $2,000
Miscellaneous                            $2,500
Total                                    $19,670


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is incorporated under the laws of Texas. Section 2.02-1. of the Texas Business Corporation Act prescribes the conditions under which indemnification may be obtained by a present or former director or officer of the Registrant who incurs expenses or liability as a consequence of certain proceedings arising out of his or her activities as a director or officer.
Article 11 of the Registrant's Amended and Restated Articles of Incorporation and Article V of the Registrant's Bylaws provide for indemnification of directors and officers under certain circumstances. The Registrant has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies the Registrant's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed while serving in their official capacity.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed herewith or incorporated herein by reference.

    EXHIBIT
     NUMBER                           DESCRIPTION
    -------         ---------------------------------------------------------------------------------
      2.1           --Agreement and Plan of Merger, by and between Overton Bancshares, Inc. and
                      Cullen/Frost Bankers, Inc., dated as of February 15, 1998. *
      5.1           --Opinion of Wachtell, Lipton, Rosen & Katz. *
      8.1           --Opinion of Sullivan & Cromwell. *
      8.2           --Opinion of Wachtell, Lipton, Rosen & Katz. *
     23.1           --Consent of Keefe, Bruyette & Woods, Inc. *
     23.2           --Consent of Sullivan & Cromwell, included in Exhibit 8.1 to this Registration
                      Statement. *
     23.3           --Consent of Wachtell, Lipton, Rosen & Katz, included in Exhibit 8.2 to this
                      Registration Statement. *
     23.4           --Consent of Ernst & Young LLP. *
     23.5           --Consent of Coopers & Lybrand LLP. *
     23.4           --Consent of Ernst & Young LLP.
     24.1           --Power of Attorney. *
     99.1           --Form of Poll and Consent mailed to shareholders of Overton Bancshares, Inc. who are parties to the Common Stock Restriction and Voting Agreement. *
     99.2           --Form of Revocable Proxy for Special Meeting of Shareholders of Overton
                      Bancshares, Inc. *

*: Previously filed.

ITEM 17.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; and

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN ANTONIO, STATE OF TEXAS, THIS DAY OF AUGUST, 1998.

                                   Cullen/Frost Bankers, Inc.
                                      (Registrant)



                                   By: /s/ Phillip D. Green
                                      ------------------------------------
                                       PHILLIP D. GREEN
                                       SENIOR EXECUTIVE VICE PRESIDENT AND
                                       CHIEF FINANCIAL OFFICER


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of August, 1998.


                  SIGNATURE                                  TITLE                           DATE

                      *                       Chairman of the Board and                 August 6, 1998
----------------------------------------------Chief Executive Officer
            RICHARD W. EVANS, JR.             (Principal Executive Officer)


                      *                       Senior Chairman of the Board              August 6, 1998
----------------------------------------------and Director
                 T. C. FROST

                      *                       Senior Executive Vice President           August 6, 1998
----------------------------------------------and Chief Financial Officer
              PHILLIP D. GREEN                (Principal Financial Officer)


                      *                       Director                                  August 6, 1998
----------------------------------------------
              ISAAC ARNOLD, JR.

                                              Director
----------------------------------------------
              ROYCE S. CALDWELL

                      *                       Director                                  August 6, 1998
----------------------------------------------
              RUBEN R. CARDENAS

                      *                       Director                                  August 6, 1998
----------------------------------------------
               HENRY E. CATTO


                                                  -18-






                      *                       Director                                  August 6, 1998
----------------------------------------------
               BOB W. COLEMAN

                      *                       Director                                  August 6, 1998
----------------------------------------------
               HARRY H. CULLEN

                      *                       Director                                  August 6, 1998
----------------------------------------------
                ROY H. CULLEN

                      *                       Director                                  August 6, 1998
----------------------------------------------
            EUGENE H. DAWSON, SR.

                      *                        Director                                  August 6, 1998
----------------------------------------------
               RUBEN ESCOBEDO

                      *                        Director                                  August 6, 1998
----------------------------------------------
             W. N. FINNEGAN, III

                      *                        Director                                  August 6, 1998
----------------------------------------------
              PATRICK B. FROST

                      *                        Director                                  August 6, 1998
----------------------------------------------
                JOE R. FULTON

                      *                        Director                                  August 6, 1998
----------------------------------------------
            JAMES W. GORMAN, JR.

                      *                        Director                                  August 6, 1998
----------------------------------------------
               JAMES L. HAYNE

                      *                        Director                                  August 6, 1998
----------------------------------------------
           RICHARD M. KLEBERG, III

                      *                        Director                                  August 6, 1998
----------------------------------------------
              ROBERT S. MCCLANE

                      *                        Director                                  August 6, 1998
----------------------------------------------
              IDA CLEMENT STEEN

                      *                        Director                                  August 6, 1998
----------------------------------------------
             CURTIS VAUGHAN, JR.


                                                  -19-






                      *                        Director                                  August 6, 1998
----------------------------------------------
            MARY BETH WILLIAMSON

                                              Director
----------------------------------------------
             HORACE WILKINS, JR.




*By:  /s/ Phillip D. Green
    -------------------------------------
      PHILLIP D. GREEN
      ATTORNEY-IN-FACT


                                INDEX TO EXHIBITS


 EXHIBIT                                                                                         PAGE
 NUMBER                                      DESCRIPTION                                        NUMBER
---------  ----------------------------------------------------------------------------------   ------
   * 2.1   --AGREEMENT AND PLAN OF MERGER, BY AND BETWEEN OVERTON BANCSHARES, INC. AND
             CULLEN/FROST BANKERS, INC., DATED AS OF FEBRUARY 15, 1998. .....................
   * 5.1   --OPINION OF WACHTELL, LIPTON, ROSEN & KATZ ......................................
   * 8.1   --OPINION OF SULLIVAN & CROMWELL. ................................................
   * 8.2   --OPINION OF WACHTELL, LIPTON, ROSEN & KATZ. .....................................
   * 23.1  --CONSENT OF KEEFE, BRUYETTE & WOODS, INC. .......................................
   * 23.2  --CONSENT OF SULLIVAN & CROMWELL, INCLUDED IN EXHIBIT 8.1 TO THIS REGISTRATION
             STATEMENT. .....................................................................
   * 23.3  --CONSENT OF WACHTELL, LIPTON, ROSEN & KATZ, INCLUDED IN EXHIBIT 8.2 TO THIS
             REGISTRATION STATEMENT. ........................................................
   * 23.4  --CONSENT OF ERNST & YOUNG LLP. ..................................................
   * 23.5  --CONSENT OF COOPERS & LYBRAND LLP. ..............................................
   23.6    --CONSENT OF ERNST & YOUNG LLP. ..................................................
   * 24.1  --POWER OF ATTORNEY. .............................................................
   * 99.1  --FORM OF POLL AND CONSENT MAILED TO SHAREHOLDERS OF OVERTON BANCSHARES, INC.
             WHO ARE PARTIES TO THE COMMON STOCK RESTRICTION AND VOTING AGREEMENT............
   * 99.2  --FORM OF REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF OVERTON
             BANCSHARES, INC. ...............................................................

*: PREVIOUSLY FILED.